UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 30, 2020

Two Rivers Water & Farming Company

(Exact name of registrant as specified in its charter)

Commission File No.: 000-51139

Colorado	13-4228144
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3025 S. Parker Rd., Ste. 140, Aurora, CO	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 222-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Two Rivers Water & Farming Company (the “Company”) is filing this Current Report on Form 8-K as a condition to seeking relief provided by the Securities and Exchange Commission Order under Section 36 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), granting exemptions from specified provisions of the Exchange Act, as set forth in SEC Release No. 34-88318 (the “Order”). By filing this Current Report on Form 8-K, the Company is relying on the Order to receive an additional 45 days to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “10-K”). The 10-K would have been due on March 30, 2020. With this extension the Company expects to file the 10-K on or before May 14, 2020.

As a result of the COVID-19 outbreak and the chain reactions it has caused throughout the world, the Company has been adversely affected due to its location and inability to work as normal. This has affected the efficiency of the Company’s annual audit and the overall timeline of the Company’s preparation of the 10-K to be filed with the SEC. Specifically, the corporate offices and records of the Company are located in the Denver, Colorado metropolitan area, which has been subject to a “stay at home” order by the government authorities, and the expiration date of this order us indeterminate at this time. Therefore, access to records, many of which are in “hard copy”, has been severely limited. These records are required to be provided to the Company’s auditors in order for them to complete their work so that their opinion on the financial statements may be included in the 10-K.

The Company has attempted to take measures to overcome the adverse impact derived from the COVID-19 outbreak related to the annual audit and filing of the 10-K. To the best of the Company’s knowledge, despite the challenge of the slow recovery to normal operations under various restrictions, the Company believes that it will be able to complete the annual audit and file the 10-K within the additional 45 days granted by the Order on or before May 14, 2020.

The Company supplements the following risk factor due to the uncertainty of the COVID-19 outbreak:

The current phase of the Company’s business plan requires the investment of additional capital to support the preservation and improvement of assets which are critical to the Company maintaining its value for stockholders and ensuring continued performance. The impact of COVID-19 on investors has been significant and therefore has a direct effect on the Company at this time.

The Company currently requires the investment of additional capital. Efforts to raise such capital have been hampered due to the impact of COVID-19, which includes the fact that the capital markets have been extremely unpredictable and volatile, causing some potential investors to refrain from making any new investments. Given the uncertainty of the nation’s and the world’s economy for the near-term, some potential investors have been reluctant to risk any cash.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated: March 30, 2020	By:	/s/ Greg Harrington
Greg Harrington, CEO/CFO

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